                                                                   EXHIBIT 10.23


                          Joint Development Agreement

                                    Between

                         AltiGen Communications, Inc.

                                      and

                              Nitsuko Corporation

                                      and

                         Sumisho Electronics Co., Ltd.















* Some material in this Exhibit has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                          Joint Development Agreement
                          ---------------------------

This Joint Development Agreement ("this Agreement") is made and entered into as of the last day written below by and between AltiGen Communications Inc., a California corporation, with principal offices at 46635 Northport Loop East, Fremont, CA 94538 ("AltiGen") and Nitsuko Corporation, a Japanese corporation, with principal offices at 2-6-1 Kitamikata, Takatsu-ku, Kawasaki, 213 Japan ("Nitsuko") and Sumisho Electronics Co. Ltd., a Japanese corporation, with its principal office is located at 2-23 Shimomiyabi-cho, Shinjuku-ku, Tokyo, 162-8580 Japan ("Sumisho").

WHEREAS, AltiGen is the owner of certain proprietary hardware and software products that AltiGen distributes and sublicense; and

WHEREAS, Nitsuko as in business of design and manufacturing, marketing, distributing and supporting telephone and computer systems worldwide; and

WHEREAS, Sumisho has an extensive expertise and experience in marketing of hardware and software products in Japan, and

WHEREAS, AltiGen, Nitsuko and Sumisho wish to form a partnership of mutual cooperation to work together to develop, market and distribute a Japanese version of AltiServ for Nitsuko's telecom server platform in the Territory as defined below.

NOW, THEREFORE, the parties mutually agree as follows,

1. DEFINITIONS
--------------

1.1  "Effective Date" means the later of the dates this Agreement is accepted
     ----------------
and executed by a proper officer of each party.

1.2  "License" means the licenses granted pursuant to the Paragraphs 4 of this
     ---------
Agreement.

1.3  "Licensed Programs" means the proprietary computer software programs of
     -------------------
AltiGen and Nitsuko licensed under this Agreement as are from time to time specified in Exhibit D by mutual agreement of AltiGen and Nitsuko, consisting of a series instruction in object code form and source code form as amended or revised from time to time to add enhancements.

1.4  "Licensed Materials" means any user manuals, diagrams, listings, handbooks
     --------------------
and other written materials, without limitation, the written materials of the Licensed Programs that are from time to time specified in Exhibit B by mutual agreement of AltiGen and Nitsuko for use in conjunction with the Licensed Programs.

1.5  "Licensed Products" means the Licensed Materials and the Licensed Programs.
     -------------------

1.6  "End Hardware" means the proprietary hardware products of AltiGen and
     --------------
Nitsuko that result from the development modification and adaptation by AltiGen and Nitsuko specified in Exhibit B.

1.7  "End Programs" means a computer software program that results from the
     --------------
modification, adaptation and translation by Nitsuko of the Licensed Programs granted by AltiGen to Nitsuko pursuant to Paragraph 4. The End Programs are intended to be derivative works of the Licensed Programs.

1.8  "End Materials" means any user manuals, handbooks and other written
     ---------------
materials that result from the transition, modification and adoption by Nitsuko and are provided by Nitsuko to End Users as defined below for use in conjunction with the End Programs. The End Materials are intended to be derivative works of the Licensed Materials.

1.9  "End Products" consist of the End Hardware, the End Programs and the End
     --------------
Materials.

1.10 "End Users" means any person or entity that is granted a license by Nitsuko
     -----------
pursuant to the authority granted under this Agreement, to use a sublicense.

1.11 "Dealers" means any person or entity that is granted a license by Nitsuko,
     ---------
pursuant to the authority granted under this Agreement, to resell the End Products.

1.12 "Design Defect" means a defect in the design of the Licensed Programs that
     ---------------
results in the Licensed Programs failing to perform substantially as described in the applicable documentation specified in Exhibit B for use in conjunction with the Licensed Programs.

1.13 "Enhancements" means an updated version of the Licensed Programs.
     --------------

1.14 "Development Cost" means the costs by AltiGen incurred in development of
     ------------------
any item of derivative works of the Licensed Materials and the Licensed Programs including, without limitation, the End Materials and the End Programs, or any work-in-process created in connection with AltiGen's efforts to develop the Licensed Software.

1.15 "Phase I" means the development of the End Products specified in Exhibit A.
     ---------

1.16 "Phase II" means an enhancement of the End Products developed in Phase I.
     ----------

1.17 "Development Schedule" means the milestone of the development of Phase I
     ----------------------
which shall be mutually determined and agreed by both parties.

1.18 "Specifications" means the hardware specifications and the software
     ----------------
specifications of the Products to be developed an Phase I.

1.19 "Territory" means collectively 'the Primary Territory' and 'the Secondary
     -----------
Territory' as defined below.

     1.20 "Primary Territory" means Japan.
     -------------------

1.21 "Secondary Territory" means worldwide. Specific regions within the
     ---------------------
Secondary Territory shall be mutually determined by both parties.

1.22 "OEM Agreement" means a separate agreement to be signed by and between the
     ---------------
parties for the marketing and the distribution of the End Products In the Territory.

1.23 "Liaison" means strategic business partners that AltiGen and Nitsuko
     ---------
designate. Sumisho and its US representative, Sumitronics, Inc. with its principal office located at 2900 Patrick Henry Drive, Santa Clara, CA 95054 ("Sumitronics") shall act as a Liaison between the parties.

1.24 "System" means one (1) ISDN board, one (1) Quantum board and one (1) AltiWare OE.

2. DEVELOPMENT
--------------

2.1 AltiGen and Nitsuko agree to undertake and complete the development of the End Products.

2.2 AltiGen and Nitsuko will provide each other with consultative design assistance as required in a prompt and expeditious manner.

2.3 If either party proposes a change to Exhibit A, B and C, the other party will reasonably and in good faith consider and discuss with the proposing party the proposed change.

2.4 AltiGen agrees to negotiate in good faith on any future development efforts or requests from Nitsuko to enhance the design for future AltiServ based Nitsuko telecom server platforms.

3. OEM AGREEMENT
----------------

3.1 AltiGen and Nitsuko shall formalize and sign the OEM Agreement by October 31, 1998.

3.2 Nitsuko shall license AltiGen's End Products through the auspices of the OEM Agreement.

3.3 Subject to the terms and conditions set forth in the OEM Agreement, AltiGen shall grant Nitsuko a non-exclusive, non-transferable right to (a) market and distribute the End Products solely to the Dealers and the End Users located in the Territory, or to specific vendors to be mutually agreed upon in writing, and
(b) use the End Products for those purposes set forth in the Agreement.

3.4 Pricing of the End Product shall be determined in the OEM Agreement. The price of the End Products shall be reviewed every six (6) months after the OEM Agreement is executed. The price of the End Products as of The Effective Date shall be specified in Exhibit C.

3.5 A definitive Volume Commitment shall be provided by Nitsuko as specified in Exhibit C and shall be included in the OEM Agreement. An Initial open purchase order for the total dollar amount of the Volume Commitment shall be issued by Nitsuko to AltiGen three months prior to the official End Products release. Specific purchase orders and shipments may be placed at different intervals based on actual business requirements, however shipments for the total Volume Commitment must be made within the twelve (12) month period following the channel training period.

3.6  Payment terms for the Products shall be set forth in the OEM Agreement.

3.7 Nitsuko shall provide the first level of support AltiGen shall provide Nitsuko with second level support. (Interactions will be limited to working with Nitsuko rather than directly with the customer).

3.8 The warranty of the End Hardware shall be for a period of eighteen (18) months from the date of shipment from providing party.

3.9 AltiGen agrees that Sumisho shall serve as one of Nitsuko's designated Dealers of the End Product in the Primary Territory upon completion of Phase I.

4. LICENSE GRANTED
------------------

4.1  Subject to all terms of this Agreement, AltiGen grants to Nitsuko rights
(i) to use, reproduce, modify and adapt the software provided by AltiGen to Nitsuko internally and solely In conjunction with Nitsuko's development obligations pursuant to Paragraph 7 of this Agreement, (ii) to reproduce the Licensed Products for the purpose of the distribution, and (iii) to license the Licensed Product to end users within the Territory.

4.2 Subject to all terms of this Agreement, Nitsuko grants to AltiGen rights to use, reproduce, modify and adapt the software provided by Nitsuko to AltiGen internally and solely in conjunction with AltiGen's development obligations pursuant to Paragraph X of the Agreement.

4.3 Except as may specifically be provided herein, Nitsuko shall have no right to reproduce or distribute any product developed by AltiGen unless authorized by AltiGen in writing.

4.4  Notwithstanding anything in this Agreement or elsewhere to the contrary,
(i) Nitsuko shall have no right to license, sublicense or otherwise distribute, in either object code form or source code form, the Licensed Products or the End Products for use outside of the Territory.

4.5 AltiGen hereby grants to Nitsuko a non-exclusive, non-transferable license to use the Licensed Materials and the End Materials and, in object code form only, the Licensed Programs and the End Programs solely for Nitsuko's use and solely within the Territory.

4.6 AltiGen hereby grants to Nitsuko, a non-exclusive, non-transferable license to translate the Licensed Materials and to modify and adapt the Licensed Materials to develop the End Product. Nitsuko's right to modify the Licensed Programs is Limited to such translation, modification and adaptation as may be required in connection with the translation of the user screens to Kanji and the adaptation of the Licensed Programs to operate on Japanese computer systems without any change in the functioning or the internal logic, structure or programming techniques of the Licensed program. Nitsuko shall have no authority to develop or distribute any modifications to the Licensed Program or the End programs other than as permitted under the preceding sentence.

4.7 AltiGen hereby grants to Nitsuko an exclusive in the Primary Territory, non-transferable license to sublicense the use of the Licensed Materials for resell purpose and, in object code form only, the Licensed programs solely to persons and entitles within the Primary Territory, provided that each such sublicense (i) is pursuant to a written software license agreement in form and substance approved by AltiGen: (ii) use the Licensed Materials and, in object code form only, the Licensed Programs solely for Nitsuko's internal use in the Territory solely in connection with (a) the support of End Users and (b) the marketing and promotion of the Licensed Products to prospective End Users solely on a computer that is owned or leased and under the sole control of Nitsuko.

4.8 Nitsuko hereby grants to AltiGen a non-exclusive, non-transferable license to use the Licensed Materials and End Materials and, in object code form only, the Licensed Programs and the End Programs solely for Nitsuko's use and solely within the Territory.

4.9 Nitsuko hereby grants to AltiGen, a non-exclusive, non-transferable license to translate the Licensed Materials and to modify and adapt the Licensed Materials to develop the End Products. AltiGen's right to modify the Licensed Programs is limited to such translation, modification and adaptation as may be required in this Agreement.

4.10 Except as may specifically be provided herein, AltiGen shall have no right to reproduce or distribute any product developed by Nitsuko unless authorized by Nitsuko in writing.

5. DEVELOPMENT COST
-------------------

5.1 In consideration of the Product Development by AltiGen, Nitsuko agrees to pay to AltiGen a non-refundable development cost of [*] for the Phase I Development Cost as below.

     a) Nitsuko agrees to pay AltiGen [*] of the Phase I Development Cost within [*] of the Effective Date of this Agreement.

     b) Nitsuko agrees to pay AltiGen the remaining [*] of the Phase I Development Cost within [*] of the acceptance of the End Products to be developed by AltiGen defined in Exhibit A.

5.2 Except as stated above there will be no additional charge for documentation, licenses or any royalties for the Phase I Development, services or rights to the End Products.

5.3 The development cost of Phase II shall be agreed and determined by AltiGen and Nitsuko after the completion of Phase I.

5.4 Nitsuko shall have the rights to sell the ISDN Board on a non-exclusive basis and the CSIU Board and the NIC Router Board on an exclusive basis in the Primary Territory. AltiGen shall have the right to freely sell the said boards in all other territories. AltiGen shall have the right to sell the ISDN Board in the Primary Territory provided that AltiGen and Nitsuko shall enter into a separate agreement which gives Nitsuko the right to sell the following analog boards in the Primary Territory. In such separate agreement, AltiGen shall assure that the analog boards work with the software jointly developed by AltiGen and Nitsuko in this Agreement. In the event that such agreement will not be agreed between the parties, Nitsuko's right to sell ISDN Board in the Primary Territory shall be exclusive and AltiGen shall have no right to sell the said board in the Primary Territory.

     a) The J-Version Analog Board: Quantum Board Rev. D 408 [*]
     b) The J-Version Analog Board: Quantum Board Rev. D 804 [*]

5.5 Nitsuko grants to AltiGen a non-exclusive right to distribute NIC Router Board an the Territories except the Primary Territory.

6. Responsibility and Obligation of AltiGen
-------------------------------------------

6.1  AltiGen shall supply Nitsuko with the followings:

     a) one (1) copy in source code form of each Licensed Program listed in Exhibit A and Exhibit B.

     b) one (1) copy in object code form of each of the Licensed Programs listed in Exhibit A and Exhibit B, and


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     c) one (1) machine readable copy of the Licensed Materials listed in Exhibit A and Exhibit B provided that Licensed Materials which are not available in machine readable form may be provided in hard copy form.

6.2 AltiGen shall safeguard and keep confidential all confidential information of Nitsuko and shall return all confidential information of Nitsuko within thirty (30) days of the termination of this agreement. AltiGen agrees to treat any such proprietary information received from Nitsuko with the same care with which Nitsuko treats its own proprietary information.

6.3 AltiGen will supply Nitsuko with one (1) demonstration copy of the Licensed Materials and one (1) demonstration copy of such other documentation and technical information as exists and as may be reasonably required by Nitsuko to provide End Users with the installation, maintenance and support services required by this Agreement. Such copies of the Licensed Materials and other documentation and technical information shall be delivered by AltiGen to Nitsuko within thirty (30) business days after the Effective Date of this Agreement. The Licensed Materials and other documentation and technical information shall be used by Nitsuko only in connection with the provision by Nitsuko of such installation, maintenance and support services and in connection with the marketing and promotion by Nitsuko of Licensed Products and the End Products to prospective End Users.

6.4 AltiGen may provide Nitsuko with a description of proposed enhancements and proposed licensed products, which description shall be provided by AltiGen to solicit Nitsuko's opinion of the marketability of such proposed enhancements and proposed licensed products.

6.5 AltiGen shall provide Nitsuko with assistance by telephone (only during AltiGen's normal business hours at its offices in Fremont, California) and/or facsimile and/or e-mail regarding the installation, use, maintenance and support of the Licensed Programs.

6.6 If Nitsuko provides AltiGen with prompt written notice of a Design Defect after receipt of notice from Nitsuko of such Design Defect, AltiGen shall, at its expense, use diligent good faith efforts to correct such Design Defect within [*] of receipt of notice thereof. AltiGen agrees (i) that it will begin its efforts to correct such alleged design defect within [*] of notice thereof from Nitsuko, and (ii) that, if determined by AltiGen to be necessary, AltiGen shall, at its expense, send a member of AltiGen technical staff to Nitsuko's principal office to correct or circumvent such alleged Design Defect within the prescribed time period. Notwithstanding the foregoing, in the case of a Design Defect that does not adversely affect the utility of the Licensed Programs to material extent, AltiGen will not be obligated to pursue correction efforts in accordance with the foregoing sentence. In such a case, AltiGen may, if it deems appropriate, (a) include a correction to such design defect in a subsequent release of the licensed program, and (b) pending such inclusion, supply Nitsuko with a workaround for use by its customers.

6.7 AltiGen shall provide Nitsuko at free of charge with copies of such other materials and documentation as may be from time to time specified in Exhibit A and B by mutual agreement of AltiGen and Nitsuko.

6.8 AltiGen shall, at its expense, procure and be responsible for obtaining all licenses or permits that may be required under the United States Export control laws. Nitsuko shall, at its own expense, procure and be responsible for obtaining all licenses or permits and paying all duties which may be required under the import laws and regulations of any country in the Territory.

6.9 AltiGen shall supply Nitsuko the documentation in a mutually agreed electronic format to facilitate customization by Nitsuko.

6.10 AltiGen will provide at least the minimum training to Nitsuko so that Nitsuko personnel become proficient in the areas concerning the End Products as follows:

     a) Use/Configuration
     b) Management/Interface
     c) Troubleshooting Guidelines

6.11 AltiGen shall be responsible for all travel and living expenses incurred by AltiGen.


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7. RESPONSIBILITY AND OBLIGATION OF NITSUKO
-------------------------------------------

7.1  Nitsuko shall supply AltiGen with the followings;

     a) one (1) copy in source code form of each the Licensed Programs listed an Exhibit A and Exhibit B.

     b) one (1) copy in object code form of each of the Licensed Programs listed in Exhibit A and Exhibit B, and

     c) one (1) machine readable copy of the Licensed Materials listed in Exhibit A and Exhibit B provided that Licensed Materials which are not available in machine readable form may be provided in hard copy form.

7.2 Nitsuko shall be exclusively responsible of the collection and payment of all taxes, tariffs and duties (including without limitation sales, use, value, added, and excise taxes and customs duties of all types, but excluding Japanese withholding tax on AltiGen's income) arising from licenses or sublicenses of the Licensed Programs.

7.3 Nitsuko hereby agrees that the Licensed Programs and Licensed Materials are confidential information and valuable trade secrets of AltiGen and, subject to Nitsuko's right to license the Licensed Programs as provided herein, Nitsuko hereby agrees to safeguard such information using measures that are equal to the standard of performance used by Nitsuko to safeguard its valuable trade secrets. Without limitation of the foregoing, (a) Nitsuko shall not make or retain more than two (2) copies of the source code of the Licensed Programs and related systems and programming documentation (collectively, the 'source code'), (b) Nitsuko shall retain all copies of the source code in a secure place at all times, and (c) Nitsuko shall provide access to the source code only to such of its employees who have need to know such information in connection with Nitsuko's activities authorized under this agreement and who have executed confidentiality agreements by which they agree to maintain the confidentiality of the source code and not to use is for any purpose not authorized under this agreement. Nitsuko's possession and use of the source code shall also be subject to Paragraph 4.

7.4 Nitsuko shall promptly advise AltiGen of any observed or reported problems with the Licensed Programs.

7.5 Nitsuko will use its diligent best effort to develop the derivative works of the Licensed Materials and the Licensed Programs as per Development Schedule.

7.6 Nitsuko shall safeguard and keep confidential all confidential information of AltiGen and shall return all confidential information of AltiGen within thirty (30) days of the termination of this Agreement. Nitsuko agrees to treat any such proprietary information received from AltiGen with the same care with which Nitsuko treats its own proprietary information.

7.7 Nitsuko shall promptly fulfill the payment and other obligations of Nitsuko under that Agreement.

7.8 Nitsuko shall be solely responsible for paying, all of the travel and living expenses incurred by personnel or representatives of Nitsuko in connection with this Agreement.

8. RESPONSIBILITY AND OBLIGATION OF LIAISON
-------------------------------------------

8.1 The Liaison shall coordinate logistics including purchase orders, payments and shipping.

8.2 The Liaison shall safeguard and keep confidential all confidential information of AltiGen and Nitsuko, shall not disclose such confidential information to any person without authorization from AltiGen and Nitsuko, shall not use such confidential information for any purpose other than in connection with the exercise of the Liaison's responsibility and obligations of this Agreement, and upon termination or expiration of this agreement shall return all confidential information of AltiGen and/or Nitsuko to AltiGen and/or Nitsuko within thirty (30) days of such termination or expiration.

8.3 The Liaison will use its diligent best efforts to assist AltiGen and Nitsuko to develop the derivative works of the Licensed Materials and the licensed Programs as per Development Schedule.

9. MEETINGS
-----------

AltiGen and Nitsuko shall have meetings during the development period to discuss and approve the progress of the development by each party. Time, date and place for such meeting shall be arranged by the Liaison and as provided by mutual agreement of AltiGen and Nitsuko.

10. ACCEPTANCE
--------------

10.1 AltiGen and Nitsuko agree that the parties will share testing and integration as defined in Exhibit B. The parties will provide each other with consultative design assistance as required in a prompt and expeditious manner.

10.2 The Acceptance of the End Products shall occur when the receiving party determines, in accordance with a mutually agreed test plan for the End Products, that the End Products meets the specifications set forth in Exhibit B.

10.3 AltiGen may accept or reject the End Products within thirty (30) days of delivery by Nitsuko. AltiGen may reject the End Products if it materially fails to meet the requirements therefor except normal bugs or if it is otherwise reasonably unacceptable. If AltiGen rejects the End Products, Nitsuko promptly correct the failures specified by AltiGen in a rejection notice. When Nitsuko believes it has made the necessary corrections, Nitsuko will again deliver the Product to AltiGen and the above acceptance/rejection/correction provisions shall be reapplied until the End Products are accepted provided, however, that upon the third rejection, AltiGen may terminate this Agreement by thirty (30) days written notice.

10.4 Nitsuko may accept or reject the End Products within thirty (30) days of delivery by AltiGen. Nitsuko may reject the End Products if it materially fails to meet the requirements therefor except normal bugs or if it is otherwise reasonably unacceptable. If Nitsuko rejects the End Products, AltiGen promptly correct the failures specified by Nitsuko in a rejection notice. When AltiGen believe it has made the necessary corrections, AltiGen will again deliver the End Products to Nitsuko and the above acceptance/rejection/correction provisions shall be reapplied until the End Products are accepted provided, however, that upon the third rejection, Nitsuko may terminate this Agreement by thirty (30) days written notice.

11. JOINT MARKETING
-------------------

AltiGen and Nitsuko agree to a joint announcement to publicize the formation of the relationship between the parties and to announce and promote the End Products. Neither party may make a public announcement regarding this relationship without the written consent of the other. The parties agree that permission shall not be unreasonably withheld.

12. TERM AND TERMINATION
------------------------

12.1 The term of this Agreement shall be one (1) year commencing on the Effective Date and shall be automatically renewed for further and successive period of one (1) year each unless terminated earlier as provided herein.

12.2 If Nitsuko shall default in making any payment required under this agreement, AltiGen may give written notice of its intention to terminate this Agreement, describing in reasonable detail the funds not paid when due. If Nitsuko upon receiving such notice fails to pay such funds within thirty (30) days, then AltiGen may, while such failure continues, terminate this Agreement upon written notice.

12.3 If Nitsuko shall breach any of the provisions of this Agreement, then AltiGen may terminate this Agreement, provided that Nitsuko shall have thirty
(30) days from written notice by AltiGen to correct the infraction.

12.4 If AltiGen shall breach any of the provisions of this Agreement, then Nitsuko may terminate the Agreement, provided that AltiGen shall have thirty
(30) days from written notice by AltiGen to correct the infraction.

12.5 Either party shall be entitled forthwith to terminate this Agreement by giving written notice of not less than one hundred and eighty (180) days to the other without any reason.

12.6 Either party shall be entitled forthwith to terminate the Agreement by giving written notice of not less than thirty (30) days to the other if:

     a) other party fails to pay or perform when due any obligation owed to the other or breaches any material provision of this Agreement;

     b) an encumbrance takes possession or a receiver is appointed over any of the property or assets of that other party;

     c) other party becomes subject to an involuntary bankruptcy proceeding or makes any voluntary arrangement with its creditors;

     d) other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assumes the obligations imposed on that other party under this Agreement);

     e) anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or

     f) other party ceases, or threatens to cease, to carry on business.

12.7. Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision of this Agreement.

12.8. Termination is not the sole remedy under this Agreement and whether or not termination is effected, all other remedies will remain available.

13. EFFECT OF TERMINATION OR EXPIRATION.
----------------------------------------

13.1 Upon termination of the term of this Agreement, the following shall have effect:

     a) All rights and licenses granted to Nitsuko under this Agreement will immediately cease and terminate;

     b) All outstanding unpaid invoices and other accrued but unpaid amounts owing by Nitsuko to AltiGen will become payable immediately in place of the payment terms previously agreed between the parties;

     c) All rights and licenses granted to AltiGen under this Agreement will immediately cease and terminate;

     d) All outstanding unpaid invoices and other accrued but unpaid amounts owing by AltiGen to Nitsuko will become payable immediately in place of the payment terms previously agreed between the parties.

13.2 Neither party hereto will be liable to the other party for damages, losses, costs or expenses of any kind or character whatsoever on account of the termination of this Agreement, whether such damages, losses, costs or expenses arise from the loss of prospective distributions, or expenses incurred or investments made in connection with the establishment, development or maintenance of AltiGen's or Nitsuko's business, or any other resort whatsoever; provided, however, that notwithstanding anything to the contrary contained herein, such termination shall not affect any claim, demand or liability of AltiGen or Nitsuko arising pursuant to this Agreement prior to the termination hereof.

14. INTELLECTUAL PROPERTY RIGHTS.
---------------------------------

14.1 AltiGen shall retain ownership of (i) all intellectual property rights in and to the AltiServ product (ii) all intellectual property rights in and to AltiGen's client Software and (iii) any and all AltiGen confidential or proprietary information provided hereunder.

14.2 AltiGen shall retain ownership of all intellectual property rights of all technology developed by AltiGen pertaining to this Agreement.

14.3 Nitsuko shall retain ownership of all intellectual property rights of all technology developed by Nitsuko pertaining to this Agreement.

14.4 Cross licensing of the intellectual property rights of the technology developed by AltiGen and the intellectual property rights of the technology developed by Nitsuko shall be made possible.

14.5 Dual ownership of the intellectual property rights shall be determined on a case-by-case basis in instances where there is a high degree of joint technology development.

14.6 Excepting instances where dual ownership has been determined, both parties shall retain sole ownership of all components developed by their given organization in this joint development.

15.  CONFIDENTIALITY
--------------------

15.1 Neither party shall, without the prior written consent of the other party, disclose any confidential information of the other party.

15.2 Neither party shall use any confidential information of the other party for any purpose except to implement its obligations under this Agreement.

16.  PATENT AND COPYRIGHT INDEMNIFICATION
-----------------------------------------

16.1 AltiGen shall defend or settle, at its own expense, any action brought against Nitsuko and the Liaison to the extent that it is based on a claim that any of the Products as provided by AltiGen pursuant to this Agreement infringe any patent, copyright, trademark or trade secret and AltiGen will pay reasonable expenses of Nitsuko and all costs, damages and attorneys fees awarded against Nitsuko and the Liaison in any such action attributable to any such claim. Nitsuko agrees to notify AltiGen within 30 days in writing of any such claims or of its obtaining knowledge of any possible such claim that AltiGen shall have the sole control of the defense and settlement of such claims, and that Nitsuko shall cooperate with AltiGen in a reasonable way to facilitate the settlement or defense of any such claim.

16.2 Nitsuko shall defend or settle, at its own expense, any claim brought against AltiGen to the extent that it is based on a claim that any of the End Products infringe any patent, copyright, trademark or trade secret and Nitsuko will pay reasonable expenses of AltiGen and all costs, damages and attorneys fees awarded against AltiGen in any such action attributable to any such claim. AltiGen agrees to notify Nitsuko within 30 days in writing of any such claims or of its obtaining knowledge of any possible such claim, that Nitsuko shall have the sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise, and that AltiGen shall cooperate with Nitsuko in a reasonable way to facilitate the settlement or defense of any such claim.

17.  LIMITED WARRANTY
---------------------

17.1 For [*] from the date of delivery, AltiGen warrants that each Licensed Program (when property installed and used) will perform as documented by AltiGen in the Licensed Materials supplied by AltiGen as in effect from time to time for the version distributed. If during this [*] period a Licensed Program fails to perform as warranted due to causes other than a Design Defect, AltiGen will replace it with the most recent maintenance release, which will include all enhancements for such licensed programs. In the case of a Design Defect, AltiGen shall, at its expense, use its best efforts to correct such Design Defect within [*] of receipt of notice thereof subject to all the provisions of Paragraph 6.6.

17.2 All other warranties, express or implied, are hereby disclaimed and AltiGen specifically disclaims any express or implied warranty of fitness for a particular purpose and any express or implied warranty of merchantability. AltiGen makes no warranty pursuant to this agreement of any kind respecting the licensed products to anyone other than Nitsuko.

17.3 For [*] from the date of delivery, Nitsuko warrants that each Licensed Program (when property installed and used) will perform as documented by Nitsuko in the Licensed Materials supplied by Nitsuko as in effect from time to time for the version distributed. If during this [*] period a Licensed Program fails to perform as warranted due to causes other than a Design Defect, Nitsuko will


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

replace it with the most recent maintenance release, which will include all enhancements for such Licensed Programs. In the case of a design defect, Nitsuko shall, at its expense, use its best efforts to correct such Design Defect [*] of receipt of notice thereof subject to all the provisions of Paragraph 7.6.

17.4 All other warranties, express or implied, are hereby disclaimed and Nitsuko specifically disclaims any express or implied warranty of fitness for a particular purpose and any express or implied warranty of merchantability. Nitsuko makes no warranty pursuant to this agreement of any kind respecting the licensed products to anyone other than AltiGen.

17.5  The warranty of the End Products shall be defined in the OEM Agreement.

18.  LIMITATION OF LIABILITY
----------------------------

18.1 AltiGen's sole liability and obligation in connection with any defects or other problems in programs licensed under this agreement or maintenance services provided by AltiGen with respect to such programs shall be to correct any licensed programs which fail to conform to the warranty stated in Paragraph 17. AltiGen shall not be liable to Nitsuko or to any other person for money damages for any matter arising out or related to any such defects or maintenance services, whether in tort, contract or otherwise. In any event, AltiGen's liability for all matters arising hereunder (except for the indemnity obligations set forth in Paragraph 16) shall not exceed the total amount of payments made by Nitsuko to AltiGen under this agreement in the most recent period of twelve months. Without limitation of the forgoing, AltiGen shall not be liable to Nitsuko or any third party for any loss of profits, loss of business, loss of use or of data, interruption of business, nor for indirect, special, incidental or consequential damages of any kind whether under this agreement or otherwise, even if AltiGen has been advised of the possibility of such loss.

18.2 Nitsuko's sole liability and obligation in connection with any defects or other problems in programs licensed under this agreement or maintenance services provided by Nitsuko with respect to such programs shall be to correct any licensed programs which fail to conform to the warranty stated in Paragraph 17. Nitsuko shall not be liable to Nitsuko or to any other person for money damages for any matter arising out or related to any such defects or maintenance services, whether in tort, contract or otherwise. In any event, Nitsuko's liability for all matters arising hereunder (except for the indemnity obligations set forth in Paragraph 16) shall not exceed the total amount of payments made by AltiGen to Nitsuko under this Agreement in the most recent period of twelve months. Without limitation of the forgoing, Nitsuko shall not be liable to AltiGen or any third party for any loss of profits, loss of business, loss of use or of data, interruption of business, nor for indirect, special, incidental or consequential damages of any kind whether under this agreement or otherwise, even if Nitsuko has been advised of the possibility of such loss.

19.  MISCELLANEOUS
------------------

19.1  Modification and Amendment

This Agreement may be modified or amended only in writing by the consent of the parties.

19.2  Survival

Paragraph 6.2, 7.6 and 15 shall survive termination of this Agreement for three
(3) years.

19.3  Governing Law

This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents. Nitsuko agrees to submit to the jurisdiction of the Northern District of California, San Jose Division, or the Santa Clara County Superior Court, as appropriate, and hereby waives any objections to the jurisdiction and venue of such courts.

19.4  Notices

All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by a national overnight courier service or by registered or certified, return receipt


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

requested mail to the other party at the addresses first set forth above. All notices, demands, or consents shall be deemed effective upon personal delivery or three (3) days following dispatch via first class mall or one (1) business day following deposit with any national overnight courier service in accordance with this section.

19.5  Force Majeure

Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

19.6  Export Control.

The parties acknowledge that the Products may be subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, and hereby agree to obey any and all such laws. The parties agree to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and with all applicable foreign laws relating to the use, importation, licensing or Original Equipment Manufacture of the Products.

19.7  Assignment

Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of its voting stock or capital assets or to an entity with which such party merges or is consolidated.

19.8  Severability

In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

19.9  Waiver

Any waiver (express or implied) by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. No waiver shall be effective unless in writing signed by the waiving party.

19.10 Entire Agreement

This Agreement, together with the exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all agreements, proposals, oral or written, all negotiations, conversations or discussions between the parties relating to this Agreement or the subject matter hereof. This agreement shall be binding upon AltiGen's and Nitsuko's permitted successors or assigns.

19.11 Headings

The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

In witness whereof, the parties hereto have duly executed the Agreement, including the Exhibits hereto, and incorporated herein by reference, as of the date first written above.

AltiGen Communications, Inc.               Nitsuko Corporation

By: /s/ Gilbert Hu                         By: /s/ Toshio Kita
   -------------------------                  ------------------------------

Name: Gilbert Hu                           Name: Toshio Kita
     -----------------------                    ----------------------------

Title: President                           Title: Vice President
      ----------------------                     ---------------------------
                                                  G.H. I.T. Division

Date: 7/14/98                              Date: July 14. 98
     -----------------------


                        Sumisho Electronics, Co., Ltd.


                             By: /s/ K. Inomata

                             Name: K. Inomata
                                  ---------------------------

                             Title: GENERAL MANAGER, BS-1
                                   --------------------------

                                       Date: Jul. 14, 1998

                                   EXHIBIT A

                                 END PRODUCTS

A.   Phase I Products
---------------------

1.   Hardware

      1-1.  ISDN Board (to be developed by AltiGen)

      1-2.  Japanese DSU Option (to be developed by AltiGen)

      1-3.  FAX Modem Option Expansion Slot (to be developed by AltiGen)

      1-4.  CSIU PHS Interface (to be developed by Nitsuko)

      1-5.  Ethernet NIC Router Function (to be developed by Nitsuko)

2.   Software

      2-1.  CSIU PHS interface (to be developed by AltiGen)

      2-2.  BRI interface (to be developed by AltiGen)

      2-3.  Data Routing (to be developed jointly by AltiGen and Nitsuko)

      2-4.  J-Version AltiWare (to be developed jointly by AltiGen and Nitsuko)

B.  Phase II Products
---------------------

1.   Hardware

      1-1   FAX Modem Option (to be developed by AltiGen)

2.  Software

      2-1   PRI Interface
      2-2   Voice Over IP (VIP)

                                   EXHIBIT B

                                SPECIFICATIONS

PHASE 1 REQUIREMENT SPECIFICATIONS (Draft 1.0 as of March 26, 1998)

1.   GENERAL
------------

AltiGen and Nitsuko shall work together to develop a Japanese version of AltiServ for Nitsuko's telecom server platform. This version will be based on the upcoming Helios architecture being defined by AltiGen. This document details the requirements for this product.

2.   PRODUCT DEVELOPMENT
------------------------

This product will consist of several hardware and software improvements on the existing version of AltiWare. These new components are listed below:

     Hardware
          ISDN Board          ISDN Call control main board
                              T-Point Interface Board
                              Japanese U-Point interface Board
                              DSP resource Expansion Slot
               CSIU Board     PHS Interface
               ROUTER Board   16 channel PPP/PIAFS Router
                              10M/100M Ether NIC Interface

     Software
          CSIU PHS CSIU Service Provider/Device Driver that will plug in to the AltiConnect middleware.
               ISDN I/F BRI Service Provider/Device Driver that will plug in to the AltiConnect middleware.

               Data Routing   Router Service Provider/Device Driver that will
plug in to the AltiConnect middleware.

                              NIC Driver to integrate with NT's networking
                              module.
               Localize       Translate GUI and Voice Prompt to Japanese
               Application    The AltiWare application will have to be modified
to accommodate the new types of boards and their functionality.

3.   HARDWARE REQUIREMENTS
--------------------------

3.1  ISDN BRI BOARD

A PCI based ISDN BRI board with MVIP connector will be developed by AltiGen and it will contain the components described in the following subsections.

     3.1.1  ISDN Call Control main board

     This board controls ISDN protocol Layer-2 and Layer-3 by firmware. This boards specification will be built based on ITU-T recommendation.

     3.1.2 T-Point Interface Board

     T-Point Interface is needed to use external Japanese DSU equipment. This board's specification will be based on ITU-T recommendation Layer-1 and JATE approval specification.

     3.1.3 U-Point Interface Board

      U-Point Interface is needed to connect Japanese INS64 exchange line directly. This board's specification will be based on JT-___(TBD) and JATE approval specification.

     3.1.4 Resource Expansion Slot

      Expansion Slots will be provided on ISDN main board. It may be used for FAX modem or DATA modem.

3.2  CSIU BOARD

A PCI based CSIU board with MVIP connector will be developed by Nitsuko. Up to three CSIU boards can be installed in a single system. It will contain the components described in the following subsections.

     3.2.1 PHS Interface

     This board is used to connect four of Nitsuko's standard CS unit. One CS handles three simultaneous calls. This board will be designed and developed by Nitsuko.

3.3  ROUTER/NIC BOARD

     A PCI based Router/NIC board with MVIP connector will be developed by Nitsuko and it will contain the components described in the following subsections.

     3.3.1 16 channel PPP/PIAFS Router

     This board has ISDN routing facility to interface MVIP and NIC board. Router will have the capability to terminate 16 channel PPP/PIAFS protocol. This board will be designed and developed by Nitsuko including firmware on this board.

     3.3.2 10M/100M Ether NIC

     This board has 10M/100M switchable Ethernet NIC interface. This circuit will be connected to the router function and PCI bus directly. This board will be designed and developed by Nitsuko.

4    SOFTWARE REQUIREMENTS

AltiGen will provide AltiConnect Service Provider Interface to integrate the new hardware. Software requirements include the development of new modules to support these additional hardware resources and modifications to the existing software to accommodate the introduction of the new hardware resources.

4.1  CSIU PHS INTERFACE

     4.1.1 CSIU Service Provider/Device Driver

     Nitsuko will design and develop a service provider based on AltiConnect SPI to encapsulate the CSIU boards. AltiGen will supply the details of AltiConnect SPI information. This service provider will include the device drivers needed to support the CSIU boards.

4.2  ISDN I/F

     4.2.1 BRI Service Provider/Device Driver

     AltiGen will design and develop a service provider based on AltiConnect SPI to encapsulate the ISDN boards. This service provider will include the device drivers needed to support the ISDN boards. Any special Interfaces between the BRI board and CSIU or Router board will be discussed during the course of the project.

4.3  DATA ROUTING

     4.3.1 Router Service Provider/Device Driver

     Nitsuko will design and develop a service provider based on AltiConnect SPI to encapsulate the Router boards. AltiGen will supply the details of AltiConnect SPI information. This service provider will include the device drivers needed to support the Router boards.

     4.3.2 NIC Driver

     Nitsuko will design and develop a standard NDIS driver for the NIC board.

4.4  Compatibility

The actual system configuration shall consists of one or more Quantum boards to provide both wired analog telephone sets as well as voice processing resources.

4.5  Resource Sharing

AltiGen will enable the sharing of DSP resources via the MVIP bus. Voice Processing resources on the Quantum boards shall be shared with the ISDN BRI board to service trunk calls, and with the CSIU boards to service the attached PHS handsets.

4.6  LOCALIZE

     4.6.1 Translate GUI and Voice Prompts to Japanese

     This work will be done in Nitsuko at the final stage of development. AltiGen will supply GUI resource files separated with the object files. AltiGen will also supply source code and header files for CGI script and JAVA source code.

4.7 Application Changes (We'll expand this section after receiving your call scenarios.)

The AltiWare application software will be modified to accommodate the new types of hardware resources. These changes include:

     # Accommodate the additional parameters that will be needed by the ISDN and CSIU boards for initiating and receiving calls.
     #  Distinguish between Data and Voice calls.
     #  Support for CSIU specific messages like RING_ACK and RING_NACK.
     #  Necessary modifications to support Router function.
     #  Facility for configuration of different hardware resources.

SOFTWARE PRODUCT SPECIFICATIONS

1.   AltiGen to Nitsuko
-----------------------

     a)   BRI Service Provider / Device Driver
     b)   Part of AltiGen OE required for localization

2.   Nitsuko to AltiGen
-----------------------

     a)   Data Routing Service Provider / Device Driver
     b)   CSIU Service Provider / Device Driver

                                   EXHIBIT C

                         PRICING AND VOLUME COMMITMENT

1.   Price of the Products
------------------------

     a)   Hardware

               ISDN Board (4 BRI ports)      [*]
               Quantum Analog Board (D012)   [*]

     b)   Software

               AltiWare OE License           [*]
               AltiConsole License           [*]

2. Volume Commitment
--------------------

For the first [*] from the date of the official release of the End Product shall be the channel training period. For the next [*] after the said period, the volume commitment for both the Primary and Secondary Territories representing the worldwide Nitsuko organization shall be defined as below

                Volume Commitment           [*]


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.